Exhibit 10.1
SEVENTH AMENDMENT TO LEASE
THIS SEVENTH AMENDMENT TO LEASE (the "Seventh Amendment") is made and entered into as of March 18, 2022 by and between Exponent Realty, LLC, a Delaware limited liability company ("Landlord"), and Corcept Therapeutics Incorporated, a Delaware corporation (“Tenant”).
RECITALS
A.    Landlord and Tenant are parties to that certain lease dated April 1, 2016 (the "Lease"), the first amendment (the “First Amendment”) dated June 1, 2017, the second amendment (the “Second Amendment”) dated March 12, 2018, the third amendment (the “Third Amendment”) dated November 8, 2018, the Fourth Amendment dated October 23, 2019 (the “Fourth Amendment”) the Fifth Amendment dated June 17, 2020 (the “Fifth Amendment”) and the Sixth Amendment dated July 22, 2020 (the “Sixth Amendment”). Pursuant to the Lease, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, and the Sixth Amendment, Landlord has leased to Tenant space currently containing approximately 36,062 rentable square feet (the “Premises”) on the first and second floor of the building, located at 149 Commonwealth Dr., Menlo Park, CA 94025 (the "Building").
B.    Tenant and Landlord now desire to amend Lease on the following terms and conditions:
NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:
1.    Modification of Premises. Effective as of April 1, 2022 (the “Modification of Premises Date”), the Premises shall be modified to expand into suites 1004 and 1014, shown on Exhibit A, such that the new Premises covered by the Lease shall thereafter be a total rentable square footage of 47,022 rentable square feet.
2.    Tenant Improvements. Landlord shall not provide any allowance for Tenant Improvements in the Premises. Upon the execution of this Lease, Tenant may immediately have access to the new portion of the Premises to construct Tenant’s improvements.
3.    Lease Term. The Term of the Lease shall be extended through June 30, 2023.
4.    Base Rent. The Base Rent for the Premises shall be as shown in the schedule below. Tenant shall continue to pay its proportionate share of the Operating Expenses and Real Estate Taxes on the Premises. As of April 1, 2022, the schedule of Base Rent payable with respect to the Premises is the following:

DATE	PERIOD	RENTABLE SQ. FT.	BASE RENT PER RSF* PER YEAR	MONTHLY AMOUNT	PERIODIC AMOUNT
04/01/2022 to 06/30/2023	15 months	47,022	$49.20	$192,790.20	$2,891,853.00
*RSF is defined as Rentable Square Foot/Feet
5.    Tenant's Building Percentage. Effective on the Modification of Premises Date, the Tenant's Building Percentage set forth in section C.5 of the BASIC LEASE PROVISIONS is hereby changed to read:
C.5. Tenant's Building Percentage: Thirty and Six Tenths (30.6%)
6.    Option to Extend Lease. Tenant shall have one option to extend the Term of the Lease by 12 months. In order to extend the Term, Tenant must notify Landlord in writing, by December 31, 2022 of Tenant’s exercise of this option. In the event that Tenant exercises this option, Tenant shall continue to pay its proportionate share of the Operating Expenses and Real Estate Taxes on the Premises through the extended Term and the schedule of Base Rent payable with respect to the Premises shall be the following:

DATE	PERIOD	RENTABLE SQ. FT.	BASE RENT PER RSF* PER YEAR	MONTHLY AMOUNT	PERIODIC AMOUNT
07/01/2023 to 06/30/2024	12 months	47,022	$51.00	$199,843.50	$2,398,122.00

7.    Signage. Landlord and Tenant shall work cooperatively to increase signage for Tenant on the marquee sign near the visitor parking.
8.    Miscellaneous.
8.1 This Seventh Amendment, which is hereby incorporated into and made a part of the Lease, sets forth the entire agreement between the parties with respect to the matters herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any Rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Seventh Amendment or previously agreed to provisions of the Lease or any amendment thereto. Tenant agrees that neither Tenant nor its agents or any other parties acting on behalf of Tenant shall disclose any matters set forth in this Seventh Amendment or disseminate or distribute any information concerning the terms, details or conditions hereof to any person, firm, entity, broker or other tenants in the Building without obtaining the express written consent of Landlord.
8.2 Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.
8.3 In the case of any inconsistency between the provisions of the Lease and the Seventh Amendment, the provisions of this Seventh Amendment shall govern and control.
8.4 Submission of this Seventh Amendment by Landlord is not an offer to enter into this Seventh Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Seventh Amendment until Tenant and Landlord have executed and Landlord delivered the same to Tenant.
8.5 Tenant hereby represents to Landlord that Tenant has dealt with no real estate brokers or agents in connection with this Seventh Amendment. Tenant agrees to indemnify and hold Landlord, its members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such real estate brokers or agents (collectively, the “Landlord Related Parties”) harmless from all claims of any real estate brokers or agents claiming to have represented Tenant in connection with this Seventh Amendment. Landlord hereby represents to Tenant that Landlord has dealt with no real estate brokers or agents in connection with this Seventh Amendment. Landlord agrees to indemnify and hold Tenant, its members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such real estate brokers or agents (collectively, the “Tenant Related Parties”) harmless from all claims of any real estate brokers or agents claiming to have represented Landlord in connection with this Seventh Amendment.
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8.6 Each signatory of this Seventh Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.
IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Seventh Amendment as of the day and year first above written.

LANDLORD:

EXPONENT REALTY, L.L.C.,
a Delaware limited liability company

Date: 3/18/22	By: /s/ Richard L. Schlenker
Name: Richard L. Schlenker
Title: Executive Vice President & CFO

TENANT:

Corcept Therapeutics Incorporated,
a Delaware corporation

Date: 3/18/22	By: /s/ Charlie Robb
Name: Charlie Robb
Title: Chief Business Officer

EXHIBIT A

1060 A
ELEVA./ MECHAN.
1076
1074
MEN
1058
1075
1056 OFFICE
1055 OFFICE
1020 SECURITY
1021
1022
WOMEN
1023
1054 OFFICE
1024
1053 OFFICE
1019 OFFICE
1015 OFFICE
1018 OFFICE
1026
1025
1053A OFFICE
1017 OFFICE
1014
1016 OFFICE
1027
1052 WORK STATION
1013 OFFICE
1012 OFFICE
1029 JANITOR
1028
1051
1050 OFFICE
1031
1030
1011 OFFICE
1010 OFFICE
1032 ELEC
1049 OFFICE
1048 OFFICE
1046 OFFICE
1008A CLOSET
1008 OFFICE
1033 LOBBY
1047 OFFICE
1009 OFFICE
1044 OFFICE
1007 OFFICE
1035
1036
1045
1005 OFFICE
1004 COMMON AREA
1043 OFFICE
1001 OFFICE
1002 OFFICE
1037 OFFICE
1038 OFFICE
1039 OFFICE
1040 OFFICE
1041 OFFICE
1042 OFFICE

Suite 1014 approx 2,617 RSF

Suite 1004 approx 8,342 RSF

Exponent
149 COMMONWEALTH DRIVE
MENLO PARK, CA 94025

PROJECT NAME:

SUITE 1004 1014 FLOOR PLANS

SCALE: NOT TO SCALE

N

DATE: January 20, 2022

©2022 EXPONENT INC. ALL RIGHTS RESERVED